Exhibit 10.1

                       Scott L. Smith Employment Agreement



                               GOLD STANDARD, INC.

                              EMPLOYMENT AGREEMENT


                This Employment Agreement is entered into as of August 15, 1999 by and between Gold Standard, Inc., a Utah corporation, (the "Company") and Scott L. Smith (the "Employee").

                In consideration of the promises and mutual covenants contained herein, the parties hereto agree as follows:

1.              Employment; Location
                --------------------

                The Company hereby employs Employee and Employee hereby accepts such employment in Salt Lake County in the State of Utah or in such other location as may be mutually agreed between the parties.

2.              Term
                ----

                The Company agrees to employ Employee and Employee agrees to accept employment with the Company for the 5-year period beginning as of the date hereof through the fifth anniversary date hereof, unless this Agreement is sooner terminated pursuant to Section 6 below.

3.              Duties
                ------

                Employee shall be the President and Chief Executive Officer of the Company. Employee shall diligently execute such duties and shall devote his full time, skills, and efforts to such duties during ordinary working hours. Employee shall perform such duties subject to the general supervision and control of the Company's Board of Directors.

4.              Compensation and Benefits
                -------------------------

                The Company shall pay Employee, and Employee accepts as full compensation for all services to be rendered to the Company, the following compensation and benefits:

                4.1 Salary. The Company shall pay Employee an annual salary of Eighty Five Thousand Dollars ($85,000) per year, payable in equal installments at least monthly on the last day of each month or at more frequent intervals in accordance with the Company's customary pay schedule, subject to such increases as the Board of Directors may determine from time to time in its sole discretion. At a minimum unless Employee decines, Employee's annual salary will


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be increased as follows:  (i) on the second  anniversary of this  Agreement,  by
$1,000 per month; and (ii) on the fourth anniversary of this Agreement, by $1,000 per month.

                4.2 Right to Purchase Shares. As partial consideration for Employee's employment, Employee is hereby granted the right to purchase 100,000 restricted shares of the Employer's common stock (the "Shares"), exercisable on a single occasion during the period that this Agreement remains in force. The purchase price per share shall be $0.25 greater than the trading price of the Shares on the date of exercise. The Employee may purchase the Shares using a promissory note ("Note") having the following terms: (i) the Note shall be non-recourse to the Employee; (ii) the Note shall be interest-free; (iii) the principal amount of the Note shall be due in a single installment on the fourth anniversary of the date of issuance of the Note; and (iv) the Note shall be secured by a pledge of the Shares.

                4.3 Company Automobile. The Employee shall have the right to use of an automobile furnished by the Employer, the costs of which shall not exceed those customary for an employee holding the position of the Employee in a comparable organization.

                4.4 Additional Benefits. Employee shall be eligible to participate in the Company's employee benefit plans for employees, if and when any such plans may be adopted, including, without limitation, bonus plans, pension or profit sharing plans, incentive stock plans, and those plans covering life, disability, health, and dental insurance in accordance with the rules established in the discretion of the Board of Directors for individual participation in any such plans as may be in effect from time to time.

                4.5 Vacation, Sick Leave, and Holidays. Employee shall be entitled to an aggregate of up to four (4) weeks leave for vacation each calendar year at full pay or such increased leave as may be allowed by the Company's Board of Directors for members of management generally. In addition, Employee shall be entitled to sick leave and holidays at full pay in accordance with the Company's policy.

                4.6 Deductions. The Company shall have the right to deduct from the compensation due to Employee hereunder any and all sums required for social security and withholding taxes and for any other federal, state, or local tax or charge which may be hereafter enacted or required by law as a charge on the compensation of Employee.

5.              Business Expenses
                -----------------

                The Company shall promptly reimburse Employee for all reasonable out-of-pocket business expenses he incurs in fulfilling his duties hereunder, in accordance with the general policy of the Company in effect from time to time, provided that Employee furnishes to the Company adequate records and other documentary evidence required by all federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such business expense as a deduction on the federal or state income tax returns of the Company.


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6.              Termination
                -----------

                6.1 Termination for Cause. This Agreement and Employee's employment hereunder shall terminate upon Employee's death and is otherwise immediately terminable for "cause" (as defined below) upon written notice from the Company to Employee. As used in this Agreement, "cause" shall include (i) habitual neglect of or deliberate or intentional refusal to perform his duties and obligations under this Agreement, (ii) fraudulent or criminal activities,
(iii) any grossly negligent or unethical activity, or (iv) any activity that causes substantial harm to the Company, its reputation, or to its directors or employees. A determination of whether Employee's actions justify termination for cause and the date on which such termination is effective shall be made by the Company's Board of Directors in its sole discretion.

                6.2 Termination for Disability. The Company's Board of Directors may terminate this Agreement for the "disability" (as defined below) of Employee at the expiration of a consecutive two-month period of disability if the Board of Directors determines in its sole discretion that Employee's disability will prevent him from substantially performing his duties hereunder. As used in this Agreement, "disability" shall be defined as (i) Employee's inability, by reason of physical or mental illness or other cause, substantially to perform his duties hereunder, or (ii) in the discretion of the Board of Directors, as it is defined in any disability insurance policy in effect at the Company during the time in question. Employee shall receive full compensation, benefits, and reimbursement of expenses pursuant to Sections 4 and 5 above from the date the disability begins until the scheduled termination of this Agreement, or until he begins to receive disability benefits pursuant to a Company disability insurance policy, whichever occurs first.

                6.2 Effect of Termination. In the event Employee's employment is terminated hereunder, all obligations of the Company and all obligations of Employee shall cease except as provided in Sections 7 through 16 below. Upon such termination, Employee or his representative or estate shall be entitled to receive only the compensation, benefits, and reimbursement earned or accrued by him under Sections 4 and 5 above, but shall not be entitled to any further compensation, benefits, or reimbursement from such date.

                6.4 Option to Retain as Consultant Upon termination of Employee's employment, other than for reason of Employee's death, the Company shall have an option to retain the services of Employee as a consultant for a period of two years from the date of termination. The Company shall exercise such option by giving written notice thereof to Employee on the date of termination or within five (5) days thereafter, and the obligations of Employee as a consultant upon such exercise shall be effective from the date of termination. If the Company elects to exercise such option, then the Company shall be obligated to utilize the services of employee for a minimum of ten hours per calendar month during the consultancy period, and Employee shall make


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himself  available to the Company for no less than 10 hours per calendar  month.
The parties agree that as consideration for his services as a consultant the Employee shall receive the greater of: (i) an hourly fee to be mutually agreed by the parties, or (ii) an amount to be no less than an hourly equivalent to Employee's salary as a full time employee of the Company. In addition, the Company shall reimburse Employee for any reasonable expenses paid or incurred by employee in connection with the performance of his duties as a consultant of the Company. Employee shall be entitled to no compensation as a consultant other than the above fees and expenses. Employee acknowledges and agrees that he shall be bound by the covenant not to compete with the Company as set forth in Section 7 below, as well as by the obligations concerning confidential information as set forth in Section 8, below, during the period for which he is a consultant for the Company.

7.              Covenant Not to Compete
                -----------------------

                7.1 Covenant. Employee hereby agrees that, while he is employed by the Company as either an employee or as a consultant pursuant to this Agreement, and, in any event, during the one-year period following the termination of his employment hereunder, he will not directly or indirectly compete (as defined in Section 7.2 below) with the Company in any geographic area in which the Company does or has done business.

                7.2 Direct and Indirect Competition. As used herein, the phrase "directly or indirectly compete" shall include owning, managing, operating or controlling, or participating in the ownership, management, operation or control of, or being connected with or having any interest in, as a stockholder, director, officer, employee, agent, consultant, assistant, advisor, sole proprietor, partner or otherwise, any business (other than the Company's) which is the same as, or similar to, or competitive with any business conducted or to be conducted by the Company or any of the Company's subsidiaries; provided, however, that this prohibition shall not apply to ownership of less than one percent (1%) of the voting stock in companies whose stock is traded on a national securities exchange or in the over-the-counter market.

                7.3 Enforceability. If any of the provisions of this Section 7 is held unenforceable, the remaining provisions shall nevertheless remain enforceable, and the court making such determination shall modify, among other things, the scope, duration, or geographic area of this Section to preserve the enforceability hereof to the maximum extent then permitted by law. In addition, the enforceability of this Section is also subject to the injunctive and other equitable powers of a court as described in Section 10 below.

8.              Confidential Information
                ------------------------

                Employee acknowledges that during his employment or consultancy with the Company he will develop, discover, have access to, and become acquainted with technical, financial, marketing, personnel, and other information relating to the present or contemplated products or the conduct of


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business  of the  Company  which is of a  confidential  and  proprietary  nature
("Confidential   Information").   Employee  agrees  that  all  files,   records,
documents, and the like relating to such Confidential Information, whether prepared by him or otherwise coming into his possession, shall remain the exclusive property of the Company, and Employee hereby agrees to promptly disclose such Confidential Information to the Company upon request and hereby assigns to the Company any rights which he may acquire in any Confidential Information. Employee further agrees not to disclose or use any Confidential Information and to use his best efforts to prevent the disclosure or use of any Confidential Information either during the term of his employment or consultancy or at any time thereafter, except as may be necessary in the ordinary course of performing his duties under this Agreement. Upon termination of Employee's employment or consultancy with the Company for any reason, Employee shall promptly deliver to the Company all materials, documents, data, equipment, and
other  physical   property  of  any  nature  containing  or  pertaining  to  any
Confidential Information, and Employee shall not take from the Company's premises any such material or equipment or any reproduction thereof.

9.              No Conflicts
                ------------

                Employee hereby represents that, to the best of his knowledge, his performance of all the terms of this Agreement and his work as an employee or consultant of the Company does not breach any oral or written agreement which he has made prior to his employment with the Company.

10.             Equitable Remedies
                ------------------

                Employee acknowledges and agrees that the breach or threatened breach by him of certain provisions of this Agreement, including without limitation, Sections 7and 8, above, would cause irreparable harm to the Company for which damages at law would be an inadequate remedy. Accordingly, Employee hereby agrees that in any such instance the Company shall be entitled to seek injunctive or other equitable relief in addition to any other remedy to which it may be entitled.

11.             Assignment
                ----------

                This Agreement is for the unique personal services of Employee and is not assignable or delegable in whole or in part by Employee without the consent of the Board of Directors of the Company. This Agreement may not be assigned by Employer without the prior written consent of Employee. The terms of this Agreement shall inure to the benefit of, be binding upon, assumed by, and be binding upon, the successors and permitted assigns of the parties.

12.             Waiver or Modification
                ----------------------

                Any waiver, modification, or amendment of any provision of this Agreement shall be effective only if in writing in a document that specifically refers to this Agreement and such document is signed by the parties hereto.



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13.             Entire Agreement
                ----------------

                This Agreement constitutes the full and complete understanding and agreement of the parties hereto with respect to the subject matter covered herein and supersedes all prior oral or written understandings and agreements with respect thereto.

14.             Severability
                ------------

                If any provision of this Agreement is found to be  unenforceable
by  a  court  of  competent   jurisdiction,   the  remaining   provisions  shall
nevertheless remain in full force and effect.

15.             Notices
                -------

                Any notice required hereunder to be given by either party shall be in writing and shall be delivered personally or sent by certified or registered mail, postage prepaid, or by private courier, with written verification of delivery, or by facsimile or other electronic transmission to the other party to the address or telephone number set forth below or to such other address or telephone number as either party may designate from time to time according to this provision. A notice delivered personally or by facsimile or electronic transmission shall be effective upon receipt. A notice delivered by mail or by private courier shall be effective on the third day after the day of mailing.

                (a)      To Employee at:              4931 Marilyn Dr.
                                                      Salt Lake City, UT 84117

                (b)      To the Company at:           Suite 710, Kearns Building
                                                      136 South Main Street
                                                      Salt Lake City, UT 84101

16.             Governing Law
                -------------

                This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

                IN  WITNESS   WHEREOF,   Employee  has  signed  this   Agreement
personally and the Company has caused this Agreement to be executed by its duly authorized representative.


GOLD STANDARD, INC.                                  EMPLOYEE



By:/s/ Bret Decker                                   /s/ Scott L. Smith
   ---------------                                   ------------------
                                                     Scott L. Smith
   Its:  Secretary
        ------------